UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

EXPLANATORY NOTE

We are filing this amendment to our Current Report on Form 8-K, filed October 21, 2009, to disclose additional information regarding the changes in our certifying accountant. This amendment does not update, amend or modify any other information set forth in the original Form 8-K and does not reflect any events that may have occurred after the original filing date.

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective October 16, 2009, New Generation Biofuels Holdings, Inc. (the “Company”) has agreed to replace Imowitz Koenig & Co. LLP  (“Imowitz”) with Reznick Group, P.C. (“Reznick”) as the Company’s principal independent registered public accounting firm.  Imowitz resigned as the Company’s certifying accountant because the firm has decided to exit the business of providing audit services to publicly traded companies.  The change is not the result of any disagreement with the Company or its management.

Item 4.01(a)       Previous Independent Accountants

(i) Imowitz resigned as the Company’s independent registered public accounting firm, effective as of October 16, 2009, the effective date of the engagement of Reznick as the Company’s new independent accountants.

(ii) Imowitz’s reports on the Company’s consolidated financial statements for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Imowitz’s report for the year ended December 31, 2008 included a paragraph regarding uncertainty about the Company’s ability to continue as a going concern.

(iii) The Audit Committee of the Company’s Board of Directors has approved the change in accountants.

(iv)  In connection with its audits for the years ended December 31, 2008 and December 31, 2007 and for subsequent interim periods through October 16, 2009, there were (1) no disagreements between the Company and Imowitz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Imowitz’s satisfaction, would have caused Imowitz to make reference to the subject matter of such disagreements in connection with the issuance of its reports on the Company’s financial statements and (2) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

(v)  In connection with the filing of this Current Report on Form 8-K, the Company provided Imowitz with a copy of this disclosure and requested that Imowitz furnish the Company a letter addressed to the Securities and Exchange Commission stating whether Imowitz agrees with the statements made by the Company set forth above in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which Imowitz does not agree. A copy of the letter from Imowitz is attached hereto as Exhibit 16.1.

Item 4.01(b)        New Independent Accountants

On October 16, 2009, Reznick was engaged as the Company’s new principal independent registered public accounting firm to audit the Company’s financial statements. During the two fiscal year period ended December 31, 2008 and subsequent interim periods until the engagement of Reznick, neither the Company, nor anyone on its behalf, consulted Reznick on any matters described in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter of Imowitz Koenig & Co. LLP, dated November 1, 2009, addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 3, 2009	/s/ Cary J. Claiborne
Name: Cary J. Claiborne
Title: President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter of Imowitz Koenig & Co. LLP, dated November 1, 2009, addressed to the Securities and Exchange Commission.